UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2014

Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02    Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 22, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 12,727,036 shares of the Company’s common stock and 1,025,176 shares of the Company’s Class B common stock were entitled to vote as of April 3, 2014, the record date for the Annual Meeting, of which 12,587,044 were present in person or by proxy at the Annual Meeting (representing 21,755,902 total votes). Each share of common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. The following is a summary of the final voting results for each matter presented to stockholders.
Proposal 1: Election of Directors

The Company’s stockholders voted to elect Samuel Broydo, Saul Reibstein, Ziv Shoshani, Timothy Talbert and Marc Zandman to serve as directors of the Company for a one-year term expiring on the date of the Company’s 2015 Annual Meeting of Stockholders. The number of votes cast in the election of directors was as follows:

Nominee	For	Withheld	Broker Non-Votes
Samuel Broydo	20,130,818	304,665	1,320,419
Saul Reibstein	20,132,444	303,039	1,320,419
Ziv Shoshani	20,045,158	390,325	1,320,419
Timothy Talbert	19,881,847	553,636	1,320,419
Marc Zandman	19,858,459	577,024	1,320,419
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The number of votes cast in the ratification of the appointment of Ernst & Young LLP was as follows:

	For	Against	Abstentions	Broker Non-Votes
Ratification of Ernst & Young LLP	21,725,922	15,479	14,501	0

Proposal 3: Advisory Vote Related to Executive Compensation

The Company’s shareholders, on an advisory basis, voted to approve the compensation paid to the Company’s named executive officers for 2013, as follows:

	For	Against	Abstentions	Broker Non-Votes
Approval of 2013 compensation of named executive officers	19,989,524	328,299	117,660	1,320,419

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.
Date: May 27, 2014	By: /s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief Financial Officer